Exhibit 99.h(ii)

                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of March 28, 2001, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between DEUTSCHE INVESTORS FUNDS, INC. on behalf of GROWTH OPPORTUNITY FUND and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

         (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution;

         (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

         (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

         (d) supervise the operations of the Fund's transfer and dividend -disbursing agent;

         (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

         (f) provide, the Fund with such administrative and clerical services for the maintenance of certain shareholder records as deemed advisable by the Fund's Board of Directors.

         2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Appendix to the Master Services Agreement between Deutsche Investors Funds, Inc. on behalf of Growth Opportunity Fund and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of March 28 2001.



                                            DEUTSCHE INVESTORS FUNDS, INC.


                                            By: /s/ Amy M. Olmert
                                            ------------------------
                                            Amy M. Olmert
                                            Title: Secretary




                                            INVESTMENT COMPANY CAPITAL CORP.


                                            By: /s/ Richard T. Hale
                                            -------------------------
                                            Richard T. Hale
                                            Title: President

                          ACCOUNTING SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated March 28th, 2001, and is hereby incorporated into and made a part of the Master Services Agreement ("the Master Services Agreement") between DEUTSCHE INVESTORS FUNDS, INC. (on behalf of GROWTH OPPORTUNITY FUND, GLOBAL FINANCIAL SERVICES FUND, GLOBAL BIOTECHNOLOGY FUND and GLOBAL TECHNOLOGY
FUND) and INVESTMENT COMPANY CAPITAL CORP. ("ICCC").

Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

1. Accounting Services to be Provided. ICCC will perform the following accounting functions if required:

         (a)   Journalize investment, capital share and income and expense;

         (b) Verify investment buy/sell trade tickets when received from each Fund's investment advisor and transmit trades to each Fund's custodian for proper settlement;

         (c)   Maintain individual ledgers for investment securities;

         (d)   Maintain tax lots for each security;

         (e) Reconcile cash and investment balances with the custodian, and provide each Fund's investment advisor with the beginning cash balance available for investment purposes;

         (f) Update the cash availability throughout the day as required by each Fund's investment advisor;

         (g) Post to and prepare each Fund's Statement of Net Assets and Liabilities and the Statement of Operations;

         (h) Calculate various contractual expenses (e.g., advisor and custody fees);

         (i) Monitor the expense accruals and notify each Fund's management of any proposed adjustments;

         (j) Control all disbursements from each Fund and authorize such disbursements upon written instructions from the President or any other officer of each Fund or the investment advisor;

         (k)   Calculate capital gains and losses;

         (l)   Determine each Fund's net income;

         (m) Obtain security market quotes from independent pricing services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;

         (n) Transmit or mail a copy of the daily portfolio valuation to each Fund's investment advisor;

         (o)   Compute each Fund's net asset value;

         (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;

         (q) Prepare a monthly financial statement, which will include the following items:

               o    Schedule of Investments;

               o    Statement of Net Assets and Liabilities;

               o    Statement of Operations;

               o    Statement of Changes in Net Assets;

               o    Cash Statement;

               o    Schedule of Capital Gains and Losses;

         (r)   Assist in the preparation of:

               o    Federal and State Tax Returns;

               o    Excise Tax Returns;

               o    Annual, Semi-Annual and Quarterly Shareholder Reports;

               o    Rules 24 (e)-2 and 24 (f)-2 Notices;

               o    Annual and Semi-Annual Reports on Form N-SAR;

               o Monthly and Quarterly Statistical Data Information Reports Sent to Performance Tracking Companies;

         (s) Assist in the Blue Sky and Federal registration and compliance process;

         (t)   Assist in the review of registration statements; and

         (u) Assist in monitoring compliance with Sub-Chapter M of the Internal Revenue Code.

2. Records. ICCC shall keep the following records: (a) all books and records with respect to each Fund's books of account; and (b) records of each Fund's securities transactions.

3. Liaison with Accountants. In addition to ICCC's obligations relating to each Fund's independent accountants set forth in the Master Services Agreement, ICCC shall act as liaison with each Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

4. Compensation. For services performed by ICCC pursuant to this Appendix, each Fund will pay to ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Accounting Services Appendix to the Master Services Agreement between Deutsche Investors Funds, Inc. (on behalf of Growth Opportunity Fund, Global Financial Services Fund, Global Biotechnology Fund and Global Technology Fund) and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of March 28th, 2001.



                                            DEUTSCHE INVESTORS FUNDS, INC.


                                            By: /s/ Amy M. Olmert
                                            ---------------------------
                                            Amy M. Olmert
                                            Title: Secretary




                                            INVESTMENT COMPANY CAPITAL CORP.


                                            By: /s/ Richard T. Hale
                                            ---------------------------
                                            Richard T. Hale
                                            Title: President